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               AMENDMENT NO. 2 TO INVESTMENT ADVISORY AGREEMENT

   This Amendment No. 2 to the Investment Advisory Agreement (the "Agreement") dated January 1, 2003 as amended on December 1, 2005, by and between Met Investors Advisory LLC (the "Manager") and Harris Associates L.P. (the "Adviser") with respect to the Harris Oakmark International Portfolio ("Portfolio"), is entered into effective the 1st day of December, 2005.

   WHEREAS the Agreement provides for the Adviser to provide certain investment advisory services to the Manager, for which the Adviser is to receive agreed upon fees; and

   WHEREAS the Manager and the Adviser desire to make certain changes to the Agreement;

   NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged, the Manager and the Adviser hereby agree that the Agreement is amended as follows:

   1. Schedule A of the Agreement is amended in whole to read as follows:

                                          PERCENTAGE OF DAILY NET ASSETS
                                        -----------------------------------
      Harris Oakmark International      0.65% of first $50 million of such
      Portfolio                         assets, plus 0.60% of such assets
                                        over $50 million up to $100
                                        million, plus 0.50% of such assets
                                        over $100 million.

   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the 1st day of December, 2005.

                                              MET INVESTORS ADVISORY LLC

                                              By:
                                                  -----------------------------
                                                       Authorized Officer

                                              HARRIS ASSOCIATES L.P.

                                              By:
                                                  -----------------------------
                                                       Authorized Officer